Exhibit 10.47

Name of Participant:

QUINTILES IMS HOLDINGS INC.

2013 STOCK INCENTIVE PLAN

AWARD AGREEMENT

(Awarding Restricted Stock)

THIS AWARD AGREEMENT (this “Agreement”) is made by and between Quintiles IMS Holdings Inc., a Delaware corporation (the “Company”), and the participant named above (the “Participant”) pursuant to the provisions of the Quintiles IMS Holdings Inc. 2013 Stock Incentive Plan (the “Plan”), which is incorporated herein by reference. Capitalized terms not defined in this Agreement shall have the meanings given to them in the Plan. In the event of a conflict between the terms and conditions of this Agreement and the Plan, the Plan shall control.

WITNESSETH:

WHEREAS, the Participant is providing, or has agreed to provide, services to the Company, or Affiliate or a Subsidiary of the Company, as an Employee, Director or Third Party Service Provider;

WHEREAS, the Company considers it desirable and in its best interests that the Participant be given a personal stake in the Company’s growth, development and financial success through the grant of an Award of Restricted Stock providing an opportunity to earn shares of the $.01 par value common stock of the Company (“Shares”) on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

1. Grant of Restricted Stock. Effective as of [DATE] (the “Grant Date”), the Company hereby grants to the Participant on the Grant Date an Award of Restricted Stock consisting of, in the aggregate, [Number of shares] Shares (the “Restricted Stock”), subject to the terms and conditions of this Agreement and the Plan. For purposes of this Agreement, the period during which the Restricted Stock remains subject to the transfer restrictions set forth herein shall be called the “Restricted Period”. For the avoidance of doubt, the total number of shares of Restricted Stock subject to the award is subject to adjustment pursuant to Article 4.4 of the Plan.

2. Vesting Schedule. The Restricted Stock will vest as to 25% of the Shares on the second anniversary of the Grant Date, 25% of the Shares on the third anniversary of the Grant Date and as to the remaining 50% of the shares on the fourth anniversary of the Grant Date provided that, on the applicable vesting date, the Participant is and has been at all times since the Grant Date, either employed by the Company or one of its Subsidiaries or in service to the Company as a director; provided however, that the Restricted Stock is subject to accelerated vesting in accordance with Section 3(b) below. Prior to vesting, the Company may retain in its possession the share certificate or other evidence of ownership (but Participant will be and remains the owner of the Shares).

3. Treatment of Restricted Stock upon Termination of Employment.

(a) Forfeiture of Restricted Stock upon Termination. In the event that the Participant’s employment by and service as a director of the Company and each of its Subsidiaries (“Employment”) ceases for any reason prior to the lapsing of the Restricted Period, such unvested Restricted Stock shall be forfeited immediately unless otherwise determined by the Committee and subject to 3(b) below. Other provisions of the Plan and this Agreement, including Sections 8 and 9, may result in the termination and forfeiture of the Restricted Stock or portions thereof prior to vesting.

[(b) Notwithstanding Article 15 of the Plan, in the event there occurs a Sale of the Company following the Grant Date in which there is no assumption, continuation, substitution or cash-out of all or a portion of this Award (the “Terminating Restricted Stock”), the Terminating Restricted Stock will vest immediately before the consummation of the Sale of the Company that would cause the Common Stock to cease to be outstanding. In the case of a Sale of the Company following the Grant Date in which the Restricted Stock will be assumed, continued, or substituted (the “Continuing Restricted Stock”), in the event that, at or within 24 months after such Sale of the Company, (i) the Company terminates the Participant’s employment without Cause or (ii) the Participant terminates his employment for Good Reason, or (iii) and Expiration Termination occurs, the Continuing Restricted Stock will become fully vested immediately before such termination. For this purpose, the terms “Cause,” “Expiration Termination” and “Good Reason” have the meanings as defined in the Employment Agreement between the Participant and the Company, as in effect at the Grant Date.]

4. Dividends and Adjustments. In the event that the Company declares and pays regular cash dividends on Stock, any such dividends on the Restricted Stock payable prior to vesting will be retained by the Company and not paid to Participant (or, if delivered to the Participant, immediately will be returned by Participant to the Company). Dividends other than regular cash dividends will result in an adjustment to the Restricted Stock under Article 4.4 of the Plan (in which case the adjustment will be in lieu of payment of any such dividend). Shares or other property that directly or indirectly result from adjustments to a share of Restricted Stock shall be subject to the same risk of forfeiture, restriction on transferability and other terms and conditions as apply to such granted share of Restricted Stock.

5. Income Tax and Social Insurance Withholding. Regardless of any action the Company takes with respect to any or all income tax (including U.S. federal, state and local taxes or non-U.S. taxes), social insurance, payroll tax, fringe benefit, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant of the Restricted Stock, the vesting of the Restricted Stock, the subsequent sale of any Shares resulting from the Award and the receipt of any dividends or other amounts resulting from any adjustment to the Award, and (b) does not commit to structure the terms of the Award or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items. Participant is hereby advised that he is permitted under United States federal income tax law to elect (by filing a “Section 83(b)” election with the Internal Revenue Service) to be taxed on the compensation value of the Restricted Stock at the Grant Date, and agrees that if he makes such an election he will notify the Company immediately. Unless the Participant has, in advance of the vesting of the Restricted Stock, made other arrangements satisfactory to the Company to satisfy withholding obligations, if the Participant’s country of residence (and/or the country of employment, if different) requires withholding of Tax-Related Items, the Company will withhold a sufficient number of whole Shares that become vested having an aggregate fair market value sufficient to pay the minimum Tax-Related Items required to be withheld with respect to the vesting of the Restricted Stock. The cash equivalent of the Shares withheld will be used to settle the obligation to withhold the Tax-Related Items. Alternatively, the Company may withhold the minimum Tax-Related Items required to be withheld with respect to the Shares in cash from the Participant’s regular salary and/or wages or any other amounts payable to the Participant. In the event the withholding requirements are not satisfied through the withholding of Shares by the Company or through the Participant’s regular salary and/or wages or other amounts payable to the Participant, no Shares will be released to the Participant (or the Participant’s estate) upon vesting of the Restricted Stock unless and until satisfactory arrangements (as determined by the Committee) have been made by the Participant with respect to the payment of any Tax-Related Items that the Company determines, in its sole discretion, must be withheld or collected with respect to such Restricted Stock. By accepting this grant of Restricted Stock, the Participant expressly consents and agrees to the withholding of Shares and/or withholding from the Participant’s regular salary and/or wages or other amounts payable to the Participant as provided for hereunder. All other Tax-Related Items related to the Restricted Stock are the Participant’s sole responsibility.

6. Restrictive Legends; Delivery Upon Vesting.

(a) As an award of Restricted Stock, the Shares will be issued to the Participant as of the Grant Date. Any stock certificate or other evidence of ownership of the Restricted Stock will be in the name of the Participant but will be held by the Company until the lapse of the Restricted Period. The Participant understands and agrees that the Company may cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) or book-entry notations evidencing ownership of the Restricted Stock or Shares together with any other legends that may be required by the Company or by the provisions of any applicable laws, including state or federal securities laws:

“The shares of Common Stock evidenced hereby are subject to the terms and conditions of an Award Agreement dated [DATE] between the registered owner and Quintiles IMS Holdings, Inc. and the Quintiles IMS Holdings, Inc. 2013 Stock Incentive Plan, as such plan may be amended from time to time; such shares are subject to forfeiture under the terms of such Agreement and the Plan; and such shares shall not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated except pursuant to the provisions of such Agreement and the Plan. Copies of such Agreement and Plan are available from Quintiles IMS Holdings, Inc. upon request.”

Participant will have voting rights with regard to the Restricted Stock.

(b) Participant agrees that, upon request of the Company, he will deliver to the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature guaranteed, corresponding to each certificate for Restricted Stock or distributions thereon. If Participant shall fail to provide the Company with any such stock power or other instrument of transfer or assignment, Participant hereby irrevocably appoints the Secretary of the Company as his attorney-in-fact to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the Restricted Stock (or assignment of distributions thereon) on the books and records of the Company.

(c) Upon the lapse of the Restricted Period, the risk of forfeiture will lapse and evidence of ownership of the shares immediately will be delivered to the Participant free of the restrictions on transferability otherwise imposed under this Agreement and free of such risk of forfeiture (except for any applicable recoupment or clawback policy of the Company or as required by applicable law or stock exchange regulation). The method of delivery will be in the discretion of the Company, either by delivery of one or more share certificates to the Participant, delivery of the Shares to a financial institution for the account of the Participant or delivery in any other commercially reasonable manner as may be determined by the Company.

(d) The Participant’s sales or other dispositions of Shares following the lapse of the Restricted Period will be subject to applicable restrictions under Company policies applicable to the Participant, including those covering insider trading by employees.

7. Restrictions on Shares; Non-transferability during Restricted Period.

(a) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchange as may be required. The Participant agrees to take all steps the Committee determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement.

(b) During the Restricted Period, the Restricted Stock is not assignable or transferable, in whole or in part, and it may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death or with the Company’s consent (in which case the Restricted Stock shall remain subject to the vesting and other restrictions as set forth herein). Any purported transfer in violation of this Section 7 shall be void ab initio. Furthermore, notwithstanding any other provision of this Agreement, the Participant may not sell the Shares unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such Shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale, pledge or transfer of the Shares must also comply with other applicable laws and regulations governing the Shares, and the Committee may impose restrictions upon the sale, pledge, or other transfer of such shares (including the placement of appropriate legends on stock certificates, the imposition of minimum holding period requirements or stop transfer orders or other restrictions under applicable federal securities laws or under the requirements of any stock exchange or market upon which such Shares are then listed or traded, or under any blue sky or state securities laws as may be applicable to such Shares) if, in the judgment of the Committee, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state, or any other applicable law.

8. Forfeiture; Recovery of Compensation.

(a) The Committee may determine that the Restricted Stock will be forfeited or that release of the evidence of ownership of the Shares will be delayed if the Participant is not in compliance with all applicable provisions of this Agreement and the Plan (including, but not limited to, Section 11.3 and Section 20.19 of the Plan and Sections 8 and 9 of this Agreement).

(b) By accepting this Award, the Participant expressly acknowledges and agrees that his rights, and those of any permitted transferee, with respect to the Restricted Stock, including to shares following vesting and proceeds from the disposition thereof, are subject to Article 11.3 and Section 20.19 of the Plan (including any successor provisions). Nothing in the preceding sentence shall be construed as limiting the general application of Section 14(a) of this Agreement.

9. Other Undertakings. To protect the interests of the Company and its direct and indirect affiliates and subsidiaries (individually, a “QuintilesIMS Company” and collectively, the “QuintilesIMS Companies”), including the confidential information of the QuintilesIMS Companies and the confidential information of their respective customers, data suppliers, prospective customers and other companies with which the QuintilesIMS Companies have a business relationship, and in consideration of the covenants and promises and other valuable consideration described in this Agreement, the Company and the Participant agree as follows:

(a) The Participant acknowledges and agrees that he is bound by the confidentiality and other covenants contained in one or more restrictive covenant and confidentiality agreements that he has executed with a QuintilesIMS Company, which covenants and agreements are incorporated herein by reference and shall survive any exercise, expiration, forfeiture or other termination of this Agreement or the Restricted Stock issued hereunder. The Participant also acknowledges and agrees that the Company shall be an affiliate for purposes of such restrictive covenant and confidentiality agreements.

(b) The Participant acknowledges that the opportunity to participate in the Plan and the financial benefits that may accrue from such participation is good, valuable and sufficient consideration for the following:

(i)	The Participant acknowledges and agrees that he is and will remain bound by the non-competition, non-solicitation and other covenants contained in the restrictive covenant and confidentiality agreement(s) that he has executed with any of the QuintilesIMS Companies to the fullest extent permitted by law.

(ii)	The Participant further acknowledges and agrees that the period during which the non-competition and non-solicitation covenants in such agreement(s) will apply following a termination of Employment shall be extended from twelve (12) months to eighteen (18) months; provided, however, that the remedies available for breach of any non-competition or non-solicitation covenants during such extended six-month period shall be limited to the following: (x) to the extent then outstanding, the forfeiture of the Restricted Stock for no consideration, and (y) to the extent the Restricted Stock has vested on or after the date that is eighteen (18) months before the Participant’s cessation of Employment, with respect to the shares of Stock that became vested (including Shares withheld for taxes), the Participant shall pay to the Company an amount equal to (A) the aggregate fair market value of such shares of Stock as of the date of vesting, plus (B) the excess, if any, of the aggregate proceeds of all sales of such shares of Stock over the amount described under subsection (A) above. (For this purpose, the Participant’s earliest sales of shares following vesting will be deemed sales of the vested shares of Restricted Stock.) The Company shall also be entitled to the foregoing remedies in the event of a material breach of any confidentiality, non-disclosure or other similar covenant contained in the restrictive covenant and confidentiality agreement(s) that the Participant has executed with a QuintilesIMS Company.

(iii)	The Participant further acknowledges and agrees to the Company’s application, implementation and enforcement of (a) such policy set forth in Section 9(b)(ii) of this Agreement and (b) any provision of applicable law or Company policy relating to cancellation, recoupment, rescission or payback of compensation and expressly agrees that the Company may take such actions as are necessary to effectuate such policy (as applicable to the Participant) or applicable law without further consent or action being required by the Participant. For purposes of the foregoing, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold Participant’s shares of Stock and other amounts acquired under the Plan to re-convey, transfer or otherwise return such shares of Stock and/or other amounts to the Company. To the extent that the terms of this Agreement and such policy conflict, the terms of such policy shall prevail.

(iv)	By accepting the Restricted Stock, the Participant consents to one or more deductions from any amounts any QuintilesIMS Company owes the Participant from time to time in an aggregate amount equal to all amounts described in subsection (ii) above, to the extent such deductions are permitted by applicable law. Any such deduction from an amount that constitutes a deferral of compensation under Code Section 409A may only take place at the time the amount would otherwise be payable to the Participant, except to the extent permitted by Code Section 409A.

10. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, the terms and conditions of the Plan and this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

11. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or by the Company forthwith to the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on all parties.

12. Acknowledgements and Acceptance. In accepting the Award, the Participant acknowledges and agrees that, except as may be provided under the terms of any employment agreement between the Participant and the Company: that the Participant will have no claim or entitlement (i) to compensation or damages in consequence of the termination of Employment for any reason whatsoever and whether or not in breach of contract, insofar as such claim or entitlement arises or may arise from his ceasing to have any rights under the Plan or this Agreement; (ii) to vesting of the Restricted Stock as a result of such termination of Employment, except as expressly provided in this Agreement; or (iii) from the loss or diminution in value of the Restricted Stock or Share following the vesting of the Restricted Stock (including due to any delay in delivery of evidence of ownership following vesting); and, upon the grant of the Award and in partial consideration for his participation in the Plan and this Agreement, the Participant shall be deemed irrevocably to have waived any such claim or entitlement, and (iv) all questions arising under this Agreement and the Plan shall be decided by the Committee in its sole discretion; (v) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (vi) that the grant of the Restricted Stock does not create any contractual or other right to receive future grants of Restricted Stock or other Awards or any right to continue an employment or other relationship with the Company (for the vesting period or otherwise); (vii) that the Participant remains subject to discharge from such relationship to the same extent as if the Restricted Stock had not been granted; (viii) that all determinations with respect to any such future grants, including, but not limited to, when and on what terms they shall be made, will be at the sole discretion of the Committee; (ix) that participation in the Plan is voluntary; (x) that the value of the Restricted Stock is an extraordinary item of compensation; and (xi) that the Restricted Stock is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar benefits.

13. Employee Data Privacy. The Company hereby notifies the Participant of the following in relation to the Participant’s personal data and the collection, processing and transfer of such data in relation to the Award and the Participant’s participation in the Plan pursuant to applicable personal data protection laws. The collection, processing and transfer of the Participant’s personal data is necessary for the Company’s administration of the Plan and the Participant’s participation in the Plan, and the Participant’s denial and/or objection to the collection, processing and transfer of personal data may affect the Participant’s ability to participate in the Plan. As such, the Participant voluntarily acknowledges, consents and agrees (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein. The Participant understands that the Company and its Affiliates hold certain personal information about the Participant, including but not limited to the Participant’s name, home address and telephone number, date of birth, social security number, salary, nationality, job title, shares of common stock or directorships held in the Company, details of all

Restricted Stock or other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor for the purpose of managing and administering the Plan (“Data”). The Data may be provided by the Participant or collected, where lawful, from third parties, and the Company will process the Data for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Participant’s country of residence. Data processing operations will be performed in a manner that minimizes the use of personal and identification data when such operations are unnecessary for the processing purposes sought. The Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Participant’s participation in the Plan. The Participant further understands that the Company and/or its Affiliates will transfer Data amongst themselves as necessary for the purposes of implementation, administration and management of the Participant’s participation in the Plan, and that the Company and/or any of its Affiliates may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plans. The Participant understands that these recipients may be located in the European Economic Area, the United States or elsewhere throughout the world. The Participant authorizes (where required under applicable law) them to receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding Shares on the Participant’s behalf to a broker or other third party with whom the Shares may be deposited. The Participant may, at any time, exercise the Participant’s rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (d) oppose, for legal reasons, the collection, processing or transfer of the Data that is not necessary or required for the implementation, administration and/or operation of the Plan and the Participant’s participation in the Plan. The Participant may seek to exercise these rights by contacting the Participant’s local human resources representative.

14. Entire Agreement; Governing Law.

(a) The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings, agreements, commitment and negotiations of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

(b) This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c) Any legal proceeding arising out of this Plan or this Agreement shall be brought exclusively in the Federal or State courts located in the State of Delaware. The Participant agrees to submit to personal jurisdiction and to venue in those courts. The Participant further agrees to waive all legal challenges and defenses to the appropriateness of Delaware as the site of any such legal proceeding and to the application of the laws of the State of Delaware and any applicable Federal laws.

15. Miscellaneous.

(a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Participant at the last address shown in the Company’s records, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b) The Company reserves the right to impose other requirements on the Award, any Shares of Stock issued pursuant to the Restricted Stock and the Participant’s participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Award and the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

(c) The delivery of evidence of ownership of shares upon vesting of the Restricted Stock will be contingent upon the Company’s receipt of any agreement, statement or other evidence that the Company and/or the Committee may require to satisfy itself that such delivery pursuant to this Agreement and any subsequent resale of the Shares will be in compliance with all applicable laws and regulations and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on the Participant. If the Company elects a method of delivery other than delivery of a share certificate to Participant, Participant will be required to take appropriate steps to cause any nominee to transfer Shares into the name of the Participant in order for Participant to become a record holder of the Shares upon such delivery.

(d) This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Grant Date has been furnished to the Participant. Accepting the Award, the Participant agrees to be bound by the terms of the Plan and this Agreement.

(e) Any provision of this Agreement that is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement or the Addendum by the Company shall be implied by the Company’s forbearance or failure to take action.

(f) The Restricted Stock is intended to be subject to Code Section 83 and therefore be exempt from the requirements of Code Section 409A. The Plan and this Agreement shall be administered and interpreted in a manner consistent with this intent. If the Company determines that this Agreement is subject to Code Section 409A and that it has failed to comply with the requirements of that Section, the Company may, at the Company’s sole discretion and without Participant consent, amend the Agreement to cause the terms and conditions of the Agreement to comply with Code Section 409A or be exempt from Code Section 409A.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means (including, without limitation, a clickthrough button or checkbox on a website of the Company or a third-party administrator) intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the date first set forth above.

QUINTILES IMS HOLDINGS INC.

By:
	Name:	James H. Erlinger III
	Title:	EVP, General Counsel & Corporate Secretary

Agreed and Accepted:

Participant

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